Exhibit 10.20

December 15, 2025

James M. Herriman

Dear Jim:

On behalf of Akston Biosciences Corporation (the “Company”), this is an amendment to your Transition and Separation Agreement with the Company, dated September 19, 2025, (the “Transition Agreement”) (this amendment, the “Amendment”) to reflect certain changes to the terms of your transition. This Amendment supersedes any prior or contemporaneous agreement, communication or representation with, from or of the Company with respect to the terms described in this Amendment. Otherwise, with respect to all other terms, the Transition Agreement remains in full effect. All capitalized terms not defined herein shall have the meanings ascribed to them in the Transition Agreement.

1.            Date of Termination. All references to “December 31, 2025” within the Transition Agreement shall be replaced by “March 31, 2026.” To avoid doubt, all instances of the defined term “Date of Termination” now refer to March 31, 2026, or an earlier date if mutually upon by the Company and you.

2.            Additional Terms. In signing this Amendment, each party agrees that it is not relying on any representation, communication, promise, policy or practice of the other party with respect to the Amendment that is not expressly contained herein.

3.            Continuing Obligations. To avoid doubt, notwithstanding this change to the Transition Agreement, you agree that your confidentiality, restrictive covenant and other ongoing obligations to the Company, including without limitation under the employee confidentiality and assignment agreement you entered into in connection with your employment on October 24, 2012 each remain in full effect (including without limitation with respect to any post-employment noncompetition obligations you have to the Company) and are hereby reaffirmed.

**** Signature page follows ***

To accept this Amendment, please sign and return this Amendment (DocuSign is acceptable) by December 22, 2025.

Very truly yours,

AKSTON BIOSCIENCES CORPORATION

By:	/s/ Todd C. Zion
Name:	Todd C. Zion
Title:	President and Chief Executive Officer

Accepted and Agreed

/s/ James M. Herriman
James M. Herriman